As filed with the Securities and Exchange Commission on September 2, 2005

Registration No. 333-124351

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2
to
FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ACE*COMM CORPORATION

(Exact name of registrant as specified in its governing instrument)

Maryland	52-1283030
(State of Organization)	(I.R.S. Employer Identification Number)

704 Quince Orchard Road
Gaithersburg, MD 20878

(Address of principal executive offices)

Steven R. Delmar
Chief Financial Officer
ACE*COMM Corporation
704 Quince Orchard Road
Gaithersburg, MD 20878
(301) 721-3000

Copies to:
Steven Kaufman, Esq.
Hogan & Hartson L.L.P.
555 13th Street, N.W.
Washington, D.C. 20004
(202) 637-5736

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement relating to these securities has been declared effective by the Securities and Exchange Commission. This prospectus is neither an offer to sell nor a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is unlawful.

SUBJECT TO COMPLETION, DATED September 2, 2005

PROSPECTUS

1,500,000 SHARES

ACE*COMM CORPORATION

COMMON STOCK

     The selling stockholders named in this prospectus may offer and sell up to 1,500,000 shares, including shares issuable upon exercise of the outstanding warrants, of ACE*COMM common stock. ACE*COMM is registering the offered shares as required by the terms of agreements with the selling stockholders. The selling shareholders acquired the shares in a private placement in March 2005, pursuant to which ACE*COMM issued an aggregate of 1,000,000 shares of ACE*COMM common stock to the selling shareholders and an aggregate of 500,000 shares of ACE*COMM common stock (A Warrants). Additionally, as part of the private placement, ACE*COMM issued the same selling shareholders additional warrants to purchase, for a period of time, an aggregate of 1,000,000 shares of ACE*COMM common stock (B Warrants) with an additional warrant to purchase, for a period of time, an aggregate of 500,000 shares of ACE*COMM common stock (C Warrants). The shares underlying the B Warrants and the C Warrants are not covered by this prospectus.

     The selling stockholders may offer and sell their shares of common stock, including shares issuable upon exercise of the A Warrants, from time to time on the Nasdaq Small-Cap Market or in private transactions at prevailing market prices or at privately negotiated prices. The registration of the offered shares does not necessarily mean that the shares will be offered or sold by the selling stockholders. Although ACE*COMM will incur expenses of approximately $30,887 in connection with registering the shares, ACE*COMM will not receive any of the proceeds from a sale of the shares by the selling stockholders. To the extent that the selling shareholders exercise their A Warrants to obtain the shares they may sell pursuant to this prospectus, ACE*COMM will receive cash proceeds equal to the exercise price of the A Warrants. The selling stockholders, however, are responsible for their own brokerage commissions and similar expenses.

     ACE*COMM common stock is listed on the Nasdaq Small-Cap Market under the symbol “ACEC.” On September 1, 2005, the closing price of ACE*COMM common stock on the Nasdaq Small-Cap Market was $2.49 per share.

Investing in ACE*COMM common stock involves risks.

Please read “Risk Factors” beginning on page 4 before purchasing the common stock.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is __________ , 2005.

PROSPECTUS SUMMARY

The Offering

     The offering relates to the offer and sale of ACE*COMM common stock by the selling shareholders identified in this prospectus. The selling shareholders and the specified number of shares that they each may re-sell through this prospectus are listed on page 8.

     ACE*COMM issued an aggregate of 1,000,000 shares of ACE*COMM common stock and A Warrants to purchase an aggregate of 500,000 shares of ACE*COMM common stock over a five year period at an exercise price of $3.53 to the selling shareholders pursuant to the terms of a Securities Purchase Agreement, dated as of March 31, 2005. Additionally, ACE*COMM issued the same selling shareholders additional B Warrants to purchase 1,000,000 additional shares of ACE*COMM Common Stock, over a six month period, at an exercise price of $2.50, with an additional C Warrants, to be granted to the selling shareholders only upon exercise of the B Warrant, to purchase an aggregate of 500,000 additional shares of ACE*COMM common stock, over a five year period, at an exercise price of $3.53. Only the 1,000,000 shares initially issued to the selling shareholders and the common stock underlying the A Warrants are covered by this prospectus. The closing price of ACE*COMM common stock on March 31, 2005 was $3.18.

     The shares have not been registered under the securities laws of any state or other jurisdiction as of the date of this prospectus. Brokers or dealers should confirm the existence of an exemption from registration or effectuate such registration in connection with any offer and/or sale of the shares.

The Company

     ACE*COMM delivers enterprise telemanagement applications and advanced Convergent Mediation™ and Operations Support Systems solutions to wired and wireless voice, data, and Internet communications providers. Our solutions are tailored to each customer’s needs and consist of hardware, software and related services that enable the capture, security, validation, correlation, augmentation, and warehousing of data from network elements and the distribution of this data in appropriate formats to OSS (Operations Support Systems) and BSS (Business Support Systems) operations. Our solutions also provide for centralized management and security of enterprise networks. After completing the acquisition of the assets of Intasys Billing Technologies in the quarter ending March 31, 2004, ACE*COMM now offers Intasys’ line of wireless OSS products.

     We have been pursuing and plan to continue to pursue a growth strategy designed to expand our product line and areas of distribution. The acquisition of i3 Mobile and the purchase of the assets of Intasys Billing Technologies during fiscal year 2004 and the recent acquisition of 2helix are results of this strategy.

     ACE*COMM’s common stock is traded on the Nasdaq Small-Cap Market under the symbol “ACEC.”

     Our principal executive office is located at 704 Quince Orchard Road, Gaithersburg, Maryland 20878, and our telephone number is (301) 721-3000.

FORWARD-LOOKING STATEMENTS IN THIS PROSPECTUS

     We have made forward-looking statements in this document, and in documents that we incorporate by reference. These kinds of statements are subject to risks and uncertainties. Forward-looking statements include the information concerning possible or assumed future results of our operations. Words such as believes, expects, anticipates or similar expressions, indicate forward-looking statements.

     You should note that many factors, some of which are discussed elsewhere in this document and in the documents that we incorporate by reference, could affect our future financial results and could cause those results to differ materially from those expressed in our forward-looking statements. These factors include the factors in the section entitled “Risk Factors” on page 4 and other risk factors as may be detailed from time to time in ACE*COMM’s public announcements and filings with the Securities and Exchange Commission.

     The forward-looking statements are made as of the date of this prospectus, and we assume no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

ABOUT THIS PROSPECTUS

     We have filed with the SEC a registration statement on Form S-3, of which this prospectus is a part, under the Securities Act with respect to the offered shares. This prospectus does not contain all of the information set forth in the registration statement, portions of which we have omitted as permitted by the rules and regulations of the SEC. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete. You should refer to the copy of each contract or document filed as an exhibit to the registration statement for a complete description.

USE OF PROCEEDS

     ACE*COMM will not receive any of the proceeds from sales of shares by the selling stockholders. However, to the extent that the selling shareholders exercise their A Warrants to obtain the shares they may sell pursuant to this prospectus, ACE*COMM will receive cash proceeds equal to the exercise price of the A Warrants. The costs and expenses incurred in connection with the registration under the Securities Act of the offered shares will be paid by ACE*COMM. The selling stockholders will pay any brokerage fees and commissions and share transfer and other taxes attributable to the sale of the offered shares.

SELLING STOCKHOLDERS

     This prospectus relates to the offering and sale, from time to time, of up to 1,500,000 shares of ACE*COMM Common Stock currently held by or issuable in the future to the stockholders names in the table below.

     On March 31, 2005, ACE*COMM issued to the selling shareholders named below 1,000,000 shares of ACE*COMM common stock at a price of $2.50 per share for an aggregate initial gross proceeds of $2.5 million. ACE*COMM granted to the selling shareholders A Warrants to purchase 500,000 shares of ACE*COMM common stock over a five year period at an exercise price of $3.53 a share. Additionally, ACE*COMM granted to the selling shareholders B Warrants to purchase 1,000,000 shares of ACE*COMM common stock at an exercise price of $2.50 a share, each with an additional C Warrant to purchase an additional 500,000 shares of ACE*COMM common stock over a five year period at an exercise price of $3.53 a share. The shares underlying the B Warrants and the C Warrants are not covered by this prospectus.

     ACE*COMM has no agreements with the selling stockholders with respect to the manner or timing of sales of their ACE*COMM stock. Since the selling stockholders may sell all, some or none of their shares of their common stock, including shares underlying the A Warrants, ACE*COMM cannot estimate the number of shares that will be sold by the selling stockholders or that will be owned by the selling stockholders upon completion of the offering. On June 9, 2005, the selling stockholders collectively beneficially owned 17.97% of the outstanding shares of ACE*COMM.

	Shares Beneficially
	Owned Prior to			Shares
	Offering		Number of	Beneficially
Name of Selling		Percent	Shares	Owned After the
Stockholder	Number	(2)	Offered	Offering (1)
Bluegrass Growth Fund, LP (3)	150,000	*	75,000	75,000

Bluegrass Growth Fund, Ltd. (4)	150,000	*	75,000	75,000

Nite Capital LP (4)	180,000	2.15%	180,000	180,000

DKR SoundShore Oasis Holding Fund Ltd. (6)	300,000	1.79%	150,000	150,000

Enable Growth Partners LP (7)	360,000	2.15%	180,000	180,000

Omicron Master Trust (8)	300,000	1.79%	150,000	150,000

Smithfield Fiduciary LLC (9)	300,000	1.79%	150,000	150,000

Harborview Master Fund LP (10)	240,000	1.44%	120,000	120,000

Iroquois Capital LP (11)	840,000	5.03%	420,000	420,000

TOTAL:	3,000,000	17.97%	1,500,000	1,500,000

*	Less than one (1%) percent.

(1)	Assumes the sale of all shares offered in this prospectus and no other purchases or sales of ACE*COMM common stock. Does not assume sale of shares beneficially owned by ownership of the B Warrants and the C Warrants, which are not covered by this prospectus.

(2)	Applicable percentage of ownership is based on 16,694,330 shares of ACE*COMM common stock outstanding on June 9, 2005.

(3)	The number of shares being offered includes 25,000 shares of ACE*COMM common stock issuable upon exercise of the warrants. Brian Shatz has voting and investment control over the securities held by Bluegrass Growth Fund, LP.

(4)	The number of shares being offered includes 25,000 shares of ACE*COMM common stock issuable upon exercise of the warrants. Brian Shatz has voting and investment control over the securities held by Bluegrass Growth Fund, Ltd.

(5)	The number of shares being offered includes 60,000 shares of ACE*COMM common stock issuable upon exercise of the warrants. Keith Goodman, a manager of the general partner of Nite Capital LP, exercises voting and investment control over the securities owned by Nite Capital LP. Mr. Goodman disclaims beneficial ownership of these securities.

(6)	The number of shares being offered includes 50,000 shares of ACE*COMM common stock issuable upon exercise of the warrants. DKR SoundShore Oasis Holding Fund Ltd. (the “Fund”) is a master fund in a master-feeder structure. The Fund’s investment manager is DKR Oasis Management Company LP (the “Investment Manager”). Pursuant to an investment management agreement among the Fund, the feeder funds and the Investment Manager, the Investment Manager has the authority to do any and all acts on behalf of the Fund, including voting any shares held by the Fund. Mr. Seth Fischer is the managing partner of Oasis Management Holdings LLC, one of the general partners of the Investment Manager. Mr. Fischer has ultimate responsibility for trading with respect to the Fund. Mr. Fischer disclaims beneficial ownership of the shares.

(7)	The number of shares being offered includes 60,000 shares of ACE*COMM common stock issuable upon exercise of the warrants.

(8)	The number of shares being offered includes 50,000 shares of ACE*COMM common stock issuable upon exercise of the warrants. Omicron Capital, L.P., a Delaware limited partnership (“Omicron Capital”), serves as investment manager of Omicron Master Trust, a trust formed under the laws of Bermuda (“Omicron”). Omicron Capital, Inc., a Delaware corporation (“OCI”), serves as general partner of Omicron Capital, and Winchester Global Trust Limited (“Winchester”) serves as trustee of Omicron. Omicron Capital, OCI and Winchester disclaim beneficial ownership of these securities. Omicron Capital has delegated authority from the board of directors of Winchester regarding the portfolio management decisions with respect to the shares of our common stock owned by Omicron and, as of March 7, 2005, Mr. Olivier H. Morali and Mr. Bruce T. Bernstein, officers of OCI, have delegated authority from the board of directors of OCI regarding the portfolio management decisions of Omicron Capital with respect to the shares of common stock owned by Omicron. By reason of such delegated authority, Messrs. Morali and Bernstein may be deemed to share dispositive power over the shares of the ACE*COMM common stock owned by Omicron. Messrs. Morali and Bernstein disclaim beneficial ownership of such shares of ACE*COMM common stock and neither of such persons has any legal right to maintain such delegated authority. No other person has sole or shared voting or dispositive power with respect to the shares of ACE*COMM common stock being offered by Omicron, as those terms are used for purposes under Regulation 13D-G of the Securities Exchange Act of 1934, as amended. Omicron and Winchester are not “affiliates” of one another, as that term is used for purposes of the Securities Act of 1934, or of any other person named in this prospectus as a selling shareholder. No person or “group” (as that term is defined in Section 13(d) of the Securities Exchange Act of 1934, or the SEC’s Regulation 13D-G) controls Omicron and Winchester.

(9)	The number of shares being offered includes 50,000 shares of ACE*COMM common stock issuable upon exercise of the warrants. Highbridge Capital Management, LLC is the trading manager of Smithfield Fiduciary LLC and consequently has voting control and investment control over the securities held by Smithfield. Glenn Durbin and Henry Swieca control Highbridge. Each of Highbridge, Glenn Durbin and Henry Swieca disclaims beneficial ownership of the securities held by Smithfield.

(10)	The number of shares being offered includes 40,000 shares of ACE*COMM common stock issuable upon exercise of the warrants. Harborview Advisors, LLC is the general partner of Harborview Master fund LP and consequently has voting control and investment control over the securities held by Harborview Master Fund LP. Richard Roseblum and David Stefansky are the managers of Harborview Advisors. Each of the Advisors, Rosenblum and Stefansky disclaims beneficial ownership of the securities held by Harborview Master Fund LP.

(11)	The number of shares being offered includes 140,000 shares of ACE*COMM common stock issuable upon exercise of the warrants. Joshua Silverman, a principal of Iroquois Capital LP, exercises voting and investment control over the securities owned by Iroquois Capital LP. Mr. Silverman disclaims beneficial ownership of these securities.

PLAN OF DISTRIBUTION

     The selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

     The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

     The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

     Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

     The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

     The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

     The selling stockholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

     We are required to pay all fees and expenses incident to the registration of the shares of common stock. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

     The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder. If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus. If the selling stockholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

     The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of our common stock and activities of the selling stockholders.

WHERE YOU CAN FIND MORE INFORMATION

     We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any materials we file with the SEC at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, we file many of our documents electronically with the SEC, and you may access those documents over the Internet. The SEC maintains a “web site” that contains reports, proxy and information statements and other information regarding issuers that file electronically at “http://www.sec.gov.”

     ACE*COMM’s common stock is traded on the Nasdaq Small-Cap Market under the symbol “ACEC.”

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows ACE*COMM to “incorporate by reference” information into this prospectus. That means that ACE*COMM can disclose important information to you by referring you to another document filed separately with the SEC. The information that ACE*COMM incorporates by reference is considered a part of this prospectus, except for any information superseded by information presented in this prospectus. This prospectus incorporates important business and financial information about us and our subsidiaries that is not included in or delivered with this prospectus. This prospectus incorporates by reference the documents listed below that ACE*COMM has filed with the SEC:

•	Annual Report on Form 10-K for year ended June 30, 2005

•	Quarterly Report on Form 10-Q for quarter ended December 31, 2004

•	Quarterly Report on Form 10-Q/A for quarter ended March 31, 2005

•	Current Reports on Form 8-K filed March 29, 2005 and April 4, 2005 and on Form 8-K/A filed May 27, 2005

•	For a description of ACE*COMM common stock, please see ACE*COMM’s Registration Statement on Form S-1, SEC File No. 333-25439.

     These documents are available without charge to you if you call or write to Loretta Rivers, ACE*COMM Corporation, 704 Quince Orchard Road, Gaithersburg, Maryland 20878, telephone number (301) 721-3000.

     All reports and other documents filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the effective date of the registration statement and prior to the termination of this offering shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated by reference herein shall be deemed modified or superseded for purposes of this prospectus to the extent that a statement contained or incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. ACE*COMM has not authorized anyone to provide you with information that is different, and, if given or made, such information must be not be relied upon as having been authorized by us. Neither the delivery of this prospectus at any time nor any sale made hereunder shall, under any circumstances, imply that the information in this prospectus is correct as of any date after the date on the front of this prospectus. This prospectus shall not constitute an offer to sell or a solicitation of an offer to buy by any person in any jurisdiction in which it is unlawful for such person to make such offer or solicitation.

LEGAL MATTERS

     Hogan & Hartson L.L.P., Washington, D.C., has passed upon the validity of the common stock offered pursuant to this prospectus.

EXPERTS

     Grant Thornton LLP, independent registered public accountants, have audited our consolidated financial statements and schedule as of June 30, 2005 and for each of the three years in the period then ended included in our Annual Report on Form 10-K for the year ended June 30, 2005, as set forth in their report, which is incorporated by reference in this prospectus and registration statement. Our financial statements and schedule are incorporated by reference in this prospectus and registration statement. Our financial statements and schedule are incorporated by reference in reliance on Grant Thornton LLP’s report, given on their authority as experts in accounting and auditing.

No dealer, salesperson or other individual has been authorized to give any information or to make any representations not contained in this prospectus in connection with the offering covered by this prospectus. If given or made, such information or representations must not be relied upon as having been authorized by ACE*COMM or the selling stockholder. This prospectus does not constitute an offer to sell, or a solicitation of any offer to buy, the offered shares, in any jurisdiction where, or to any person to whom, it is unlawful to make any such offer or solicitation. Neither the delivery of this prospectus nor any offer or sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this prospectus or in the affairs of ACE*COMM since the date hereof.

1,500,000 Shares

ACE*COMM
CORPORATION

Common Stock

PROSPECTUS

, 2005

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

     The following table sets forth the estimated fees and expenses payable by ACE*COMM in connection with the issuance and distribution of the securities being registered:

Registration Fee	$386.65
Printing and Duplicating Expenses	$5,000.00
Legal Fees and Expenses	$10,000.00
Blue Sky Fees	$2,500.00
Accounting Fees and Expenses	$12,000.00
Miscellaneous	$1,000.00

Total	$30,886.65

Item 15. Indemnification of Directors and Officers.

     Under Section 2-418 of the Maryland General Corporation Law (“MGCL”), unless limited by the articles of incorporation, a corporation may indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. In addition, the MGCL requires corporations, as a condition to advancing expenses, to obtain (i) a written affirmation by the director or officer of his or her good faith belief that the standard of conduct necessary for indemnification by the corporation as authorized by the MGCL and the corporation’s charter and by-laws has been met, and (ii) a written statement by or on his or her behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

     Indemnity is mandatory if a director or an officer has been successful on the merits or otherwise in the defense of any proceeding arising from his or her service as a director unless such indemnification is not otherwise permitted as described in the following sentence. In addition to the foregoing, a court of appropriate jurisdiction may, under certain circumstances, order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director or officer has met the standards of conduct set forth in the preceding sentence or has been adjudged liable on the basis that a personal benefit was improperly received in a proceeding charging improper personal benefit to the director or the officer. If the proceeding was an action by or in the right of the corporation or involved a determination that the director or officer received an improper personal benefit, however, no indemnification may be made if the individual is adjudged liable to the corporation, except to the extent of expenses approved by a court of appropriate jurisdiction.

     Maryland law also provides that, where indemnification is permissible, it must be authorized (a) by a majority vote of a quorum of the board of directors consisting of directors who are not parties to the proceeding (or if such a quorum cannot be obtained, the determination may be made by a majority vote of a committee of the board which consists solely of two or more directors who are not parties to the proceeding and who were designated to act by a majority of the full board of directors), (b) by special legal counsel selected by the board of directors or by a committee of the board of directors (or if the requisite quorum of the board of directors cannot be obtained and the committee cannot be established, a majority of the full board of directors, including directors who are parties, may select the special counsel), or (c) by a vote of the stockholders other than those stockholders who are directors and a party to the proceedings.

     The ACE*COMM articles of incorporation limit the monetary liability of both officers and directors to the maximum extent permissible under Maryland law.

Item 16. Exhibits

The following Exhibits are filed herewith or incorporated herein by reference:

Exhibit
No.	Description
4	Form of Specimen of Common Stock Certificate (1)
5	Opinion of Hogan & Hartson L.L.P. as to the validity of the shares being registered.*
23.1	Consent of Hogan & Hartson L.L.P. (included in Exhibit 5).*
23.2	Consent of Grant Thornton LLP.
24	Power of Attorney (included on signature page).

(1)	Incorporated by reference to ACE*COMM’s Registration Statement on Form S-1, File No. 333-25439.
*	Previously filed.

Item 17. Undertakings.

     (a) ACE*COMM hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of the Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	ACE*COMM hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of ACE*COMM’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	ACE*COMM hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), ACE*COMM undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(d)	ACE*COMM undertakes that every prospectus (i) that is filed pursuant to paragraph (c) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)	ACE*COMM hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(g)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(i)	ACE*COMM hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form prospectus filed as part of this registration statement in reliance on Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered herein, and the offering to such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Gaithersburg, Maryland, on September 2, 2005.

ACE*COMM CORPORATION (Registrant)
By:	/s/ Steven R. Delmar
Steven R. Delmar
Senior Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 2nd day of September 2005.

*

George T. Jimenez	Chairman, Chief Executive Officer, President, Treasurer (Principal Executive Officer) and Director

/s/ Steven R. Delmar

Steven R. Delmar	Attorney-in-Fact

*

Paul G. Casner, Jr.	Director

*

Gilbert A. Wetzel	Director

*

Harry M. Linowes	Director

*

J. William Grimes	Director

*

Matthew J. Stover	Director

*   By Steven R. Delmar, Attorney-in-Fact, pursuant to Power of Attorney

EXHIBIT INDEX

Exhibit
No.	Description
4	Form of Specimen of Common Stock Certificate (1).
5	Opinion of Hogan & Hartson L.L.P. as to the validity of the shares being registered.*
23.1	Consent of Hogan & Hartson L.L.P. (included in Exhibit 5).*
23.2	Consent of Grant Thornton LLP.
24	Power of Attorney (included on signature page).

(1)	Incorporated by reference to the ACE*COMM’s Registration Statement on Form S-1, File No. 333-25439.
*	Previously filed.